UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                       November 16, 2006

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Travis, Suite 2000
Houston, Texas 77002
(Address of principal executive offices)

(713) 654-8960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 16, 2006, Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), a wholly owned subsidiary of Edge Petroleum Corporation (“Edge”), entered into two separate Purchase and Sale Agreements (the “Asset Purchase Agreements”) with Smith Production Inc. (“Seller”) relating to the sale to Edge Petroleum Exploration of certain oil and gas properties located in 13 counties in southeast and south Texas.  In total, the acquired properties consist of approximately 143 gross producing wells (72 net) and an ownership interest in approximately 17,000 gross and 11,000 net developed acres and 56,000 gross and 16,000 net undeveloped acres of leasehold, all as of November 1, 2006. The wells have an estimated net current daily production rate of approximately 31 MMcfe, which is approximately 86% natural gas. Edge Petroleum Exploration expects to be the operator of approximately 97% of the total production. In addition to the property acquisition and related acreage, Edge Petroleum Exploration will acquire from the Seller certain gathering facilities and ownership to approximately 13 miles of natural gas pipelines and related infrastructure serving the producing assets in southeast Texas. The pipeline system transports what will, after closing, be Edge Petroleum Exploration gas as well as third party gas. Edge Petroleum Exploration will also acquire 25% of the Seller’s option and leasehold rights in an approximate 95 square mile 3-D area with approximately 30,000 gross acres of leases and options located in Hidalgo County in south Texas.  The closing of the Asset Purchase Agreements is scheduled to occur simultaneously on or before January 31, 2007.

Edge Petroleum Exploration has committed to purchase the assets for a combined consideration of $320 million, before accounting for the results of operations between the January 1, 2007 effective date and the closing dates and other purchase price adjustments. Edge expects to finance the planned transaction through a debt financing commitment to underwrite the entire purchase price which it has already received from a financial institution or through a combination of debt and the issuance of new common equity.  See Item 2.03 which is hereby incorporated by reference into this Item 1.01.

Edge Petroleum Exploration has paid the Seller a deposit in the aggregate amount of $10,990,000 (the “Deposit”)) to be applied against the purchase price payable at the closings. Generally, Edge Petroleum Exploration is entitled to the return of the Deposit upon termination of the related agreements unless the closing has not occurred by January 31, 2007, and if, the respective agreements are then terminated because of failure to consummate the closings by such date if at the time of such termination the Sellers have fulfilled all of their conditions to closing.

The obligations of the parties under the Asset Purchase Agreements are subject to certain closing conditions, including, among other things, preferential purchase rights and consents to assign and exceeding specified amounts claimed with respect to certain title defects and environmental liabilities. Under the Asset Purchase Agreements, Edge Petroleum Exploration will assume certain liabilities related to the purchased assets.

Statements regarding the consummation of the transaction, any benefits, effects or terms thereof, future development and exploration opportunities, additional drilling locations, amount allocated to unevaluated property, other agreements with the Seller, issues regarding possible exploration venture rights, operator status, expected working interest, financing plans, issuance of stock, price per reserves, adding to property base, estimated reserves, reserve-to-production ratio, future capital structure and effects thereof, accretive transaction, timing of transaction or financing, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, many of which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include, but are not limited to, costs and difficulties related to the evaluation and integration of acquired businesses and assets, costs, delays and other difficulties related to the transaction, risks that financing commitments will not be obtained, conditions to financing will not be met or that financial institutions will otherwise not extend credit, results of adjustments and other pre-closing matters, failure to satisfy closing conditions to the transaction, market conditions for sale of equity, actions by Seller in the transaction, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, increased costs and delays attributable to oilfield services and equipment, and the ability of the company to meet its business and financial goals and other factors included in Risk Factors and elsewhere in Edge’s most recent 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

In connection with the transactions discussed in Item 1.01 above, Edge has received a commitment letter from Union Bank of California (“UBOC”) pursuant to which UBOC has advised Edge of its commitment to act as exclusive administrative agent for (i) a senior, first lien secured borrowing base revolving credit facility (the “Revolving Facility”) in favor of Edge and certain of its subsidiaries (which subsidiaries include Edge Petroleum Operating Company, Inc., Edge Petroleum Exploration Company, Miller Oil Corporation and Miller Exploration Company and are collectively referred to herein, together with Edge, as the “Companies”) in an amount equal to $500 million, of which only $375 million will be available under the borrowing base established at the closing, (ii) a $175 million senior, second lien secured bridge loan facility (the “Bridge Loan Facility”) and (iii) a $75 million senior, second lien secured term loan facility (the “Term Loan Facility” and together with the Revolving Facility and the Bridge Loan Facility, the “Facilities”), which Facilities, once entered into are intended to replace Edge’s existing credit facilities and to fund the transactions described in Item 1.01 above.  The commitment of UBOC is subject to, among other things, the completion of all legal and business due diligence in UBOC’s sole discretion and the negotiation and execution of definitive credit documentation.

In connection with the Revolving Facility, the Companies have agreed to pay an amount equal to 1.00% of the initial borrowing base established under the Revolving Facility, due and payable on the closing date of the Facilities (the “Closing Date”).  With respect to the Bridge Loan Facility, (i) the Companies have also agreed to pay an amount equal to .50% of the commitments under the Bridge Loan Facility on the earliest to occur of (a) the Closing Date (regardless of whether the loans under the Bridge Loan Facility are advanced), (b) the date on which the Companies notify UBOC in writing of its election to not close the Bridge Loan Facility or (c) February 28, 2007, and (ii) if the loans evidenced by such commitment are actually advanced to the Companies, an additional amount shall be owed on the Closing Date equal to 1.00% of the principal balance so advanced.  With respect to the Term Loan Facility, the Companies have agreed to pay an amount equal to 1.50% of the principal amount of the Term Loan Facility that is funded on the Closing Date which will be due and payable on the Closing Date.  The Companies have also agreed to pay UBOC certain other administrative fees, fronting fees and work fees in connection with the Commitment.

The Revolving Facility is expected to have a maturity date of four years from the Closing Date and to bear interest at a rate ranging from LIBOR plus an applicable margin ranging from 1.25% to 2.5%, with an unused commitment fee ranging from ..50% to .25%.  The Term Loan Facility is expected to have a maturity of five years from the Closing Date and to bear an interest rate of LIBOR plus 4.75%.  The Bridge Loan Facility is expected to have a maturity of 364 days from the Closing Date and to bear an interest rate of LIBOR plus an applicable margin ranging from 4.75% to 6.75%.

Item 7.01. Regulation FD Disclosure.

On November 16, 2006, Edge Petroleum Corporation issued a press release announcing the execution of the asset purchase agreements referred to in Item 1.01 above.  A copy of this press release is attached hereto as Exhibit 99.1.

The information  furnished in this Item 7.01 and the  related exhibit furnished in Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934,  as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references such information.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 16, 2006 issued by Edge Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: November 22, 2006	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial
and Accounting Officer

Exhibit No.	Description

99.1	Press Release dated November 16, 2006 issued by Edge Petroleum Corporation.